SMSC Reports Second Quarter Fiscal Year 2010 Financial Results

Hauppauge, N.Y. – October 1, 2009 – SMSC (NASDAQ: SMSC) today announced financial results for its second quarter of fiscal 2010, ended August 31, 2009.

Highlights

•	Second quarter fiscal 2010 revenue increased 20 percent sequentially to $75.1 million,

•	Non-GAAP gross margin increased 520 basis points sequentially to 52.2 percent,

•	Return to profitability on non-GAAP basis with non-GAAP EPS of $0.08

•	Increased cash and investments by $4.1 million,

•	Expect a 9-15 percent sequential increase in third quarter fiscal 2010 revenue.

Total revenue for the second quarter of fiscal 2010 was $75.1 million, an increase of 20 percent sequentially and a decrease of 23 percent when compared to the same period in the prior year. The GAAP net loss for the second quarter of fiscal 2010 was $6.5 million, or $0.30 per diluted share, compared to GAAP net income of $8.7 million or $0.38 per diluted share for the same period in the prior year. The non-GAAP net income for the second quarter of fiscal 2010 was $1.7 million or $0.08 per diluted share, compared to non-GAAP net income of $10.3 million or $0.46 per diluted share in the second quarter of fiscal 2009. The GAAP gross margin for the second quarter of fiscal 2010 was 47.3 percent.

“SMSC revenue, non-GAAP gross margin and non-GAAP earnings all exceeded our expectations in the fiscal second quarter,” said Christine King, President & Chief Executive Officer. “The strong sales growth from the first quarter was primarily driven by improved consumer and automotive product sales. In fact, our portable product line achieved record sales in the second quarter. PC sales were also healthy. Most importantly, our non-GAAP gross margin grew by over 500 basis points from first quarter as a result of our cost reduction actions and higher revenue. Finally, we surpassed our goal of breakeven non-GAAP net income results in the second quarter, delivering $0.08 of profit per diluted share.”

Ms. King continued, “Our fiscal third quarter revenue is expected to grow by 9 to 15 percent sequentially and we expect typical seasonality in the fourth quarter of fiscal 2010. It is our goal to continue to execute on our financial and strategic objectives.”

During the second quarter, SMSC also announced an agreement to acquire Tallika Corporation, a team of engineers located in India and Phoenix, for $3.4 million as well as a strategic relationship with Symwave, Inc., a supplier of system solutions for SuperSpeed USB devices, in which SMSC invested $4 million.

During the second quarter of fiscal 2010, the Company generated $6.7 million in cash from operations, and the sum of cash and investments increased by $4.1 million from $171.2 million at May 31, 2009 to $175.3 million. For the three months ended August 31, 2009, $6.2 million of auction rate securities were redeemed at par, as well as an additional $10.0 million redeemed at par to date in the third quarter of fiscal 2010.

Business Outlook
Looking ahead to the third quarter of fiscal 2010, the Company expects:

•	Revenue in the range of $82 to $86 million,

•	Non-GAAP gross margin to be flat to up 50 basis points sequentially,

•	Non-GAAP operating expenses to be flat to up 2 percent from the second quarter of fiscal 2010,

•	Non-GAAP earnings per diluted share in the range of $0.19 to $0.24.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R, the amortization of acquired intangible assets, restructuring charges and related accelerated depreciation on certain test equipment and litigation settlement expenses.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on October 1, 2009 at 5 P.M. ET, to discuss the Company’s second quarter fiscal 2010 financial results and its business outlook. The teleconference may be accessed by dialing 1-888-452-3998 in the U.S. or 1-719-325-2103 from outside of the U.S. A replay of the call will also be available. The live call and replay teleconference confirmation code is 8474742. A webcast and replay will be available under the investor relations section of the Company’s web site at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks and Smart Mixed-Signal Connectivity and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Senior Director, Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Sales and revenues	$75,075	$97,196	$137,554	$189,986
Costs of goods sold	39,532	47,529	74,211	93,176

Gross profit on sales	35,543	49,667	63,343	96,810
Costs and expenses:
Research and development	20,096	18,028	38,562	36,363
Selling, general and administrative	24,854	21,589	46,514	45,681
Restructuring charges	649	—	870	—
Settlement Charge	—	—	2,050	—

(Loss) income from operations	(10,056)	10,050	(24,653)	14,766
Interest income	265	1,082	695	2,825
Interest expense	(39)	(24)	(59)	(96)
Other (expense) income, net	(139)	1,003	(433)	849

(Loss) income before provision for income taxes	(9,969)	12,111	(24,450)	18,344
(Benefit from) provision for income taxes	(3,435)	3,408	(8,720)	5,163

Net (loss) income	$(6,534)	$8,703	$(15,730)	$13,181

Net (loss) income per share:
Basic	$(0.30)	$0.39	$(0.72)	$0.59

Diluted	$(0.30)	$0.38	$(0.72)	$0.58

Weighted average common shares outstanding:
Basic	22,054	22,188	21,979	22,323
Diluted	22,054	22,608	21,979	22,740

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	August 31,	February 28,
	2009	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$117,190	$97,156
Short-term investments	10,000	—
Accounts receivable, net	44,536	26,799
Inventories	46,012	53,413
Deferred income taxes	20,224	14,155
Other current assets	8,967	13,658

Total current assets	246,929	205,181

Property, plant and equipment, net	65,210	65,635
Goodwill	44,321	44,321
Intangible assets, net	27,988	27,413
Long-term investments	48,116	69,223
Deferred income taxes	17,395	14,123
Other assets	7,951	3,790

Total assets	$457,910	$429,686

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$23,172	$12,881
Deferred income on shipments to distributors	17,566	11,278
Accrued expenses, income taxes and other current liabilities	43,707	35,136

Total current liabilities	84,445	59,295

Deferred income taxes	6,595	5,958
Other liabilities	18,711	15,625

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,665	2,642
Additional paid-in capital	332,932	325,596
Retained earnings	108,912	124,642
Treasury stock, at cost	(101,199)	(101,199)
Accumulated other comprehensive income (loss)	4,849	(2,873)

Total shareholders’ equity	348,159	348,808

Total liabilities and shareholders’ equity	$457,910	$429,686

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended August 31,
	2009	2008
Gross profit – GAAP basis	$35,543	$49,667
Stock-based compensation (a)	904	115
Amortization of intangible assets	1,058	1,110
Accelerated depreciation on test equipment (b)	1,699	—

Gross profit– non-GAAP basis	39,204	50,892

(Loss) income from operations – GAAP basis	(10,056)	10,050
Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	904	115
Research and development	2,384	446
Selling, general and administrative	5,698	484

	8,986	1,045
Amortization of intangible assets included in:
Costs of goods sold	1,058	1,110
Selling, general and administrative	496	405

	1,554	1,515
Restructuring charges	649	—
Accelerated depreciation on testers transferred	1,699	—
Income from operations – non-GAAP basis	2,832	12,610

Net (loss) income – GAAP basis	(6,534)	8,703
Non-GAAP adjustments (as scheduled above)	12,888	2,560
Tax effect of non-GAAP adjustments	(4,640)	(922)

Net income – non-GAAP basis	1,714	10,341

GAAP net (loss) income per share – diluted	(0.30)	0.38

Non-GAAP net income per share – diluted	0.08	0.46

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.4 million and a negligible amount in the three month periods ended August 31, 2009 and 2008, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

(b)	To eliminate accelerated depreciation charges taken prior to and in anticipation of the transfer of certain test center assets to a new supplier in Asia.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Six Months Ended August 31,
	2009	2008
Gross profit – GAAP basis	$63,343	$96,810
Stock-based compensation	1,454	573
Amortization of intangible assets	2,082	2,397
Accelerated depreciation on test equipment (b)	1,699	—

Gross profit– non-GAAP basis	68,578	99,780

(Loss) income from operations – GAAP basis	(24,653)	14,766
Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	1,454	573
Research and development	3,865	2,101
Selling, general and administrative	9,091	3,686

	14,410	6,360
Amortization of intangible assets included in:
Costs of goods sold	2,082	2,397
Selling, general and administrative	979	898

	3,061	3,295
Restructuring charges	870	—
Settlement charge	2,050	—
Accelerated depreciation on testers transferred	1,699	—
(Loss) income from operations – non-GAAP basis	(2,563)	24,421

Net (loss) income – GAAP basis	(15,730)	13,181
Non-GAAP adjustments (as scheduled above)	22,090	9,655
Tax effect of non-GAAP adjustments	(7,952)	(3,476)

Net (loss) income – non-GAAP basis	(1,592)	19,360

GAAP net (loss) income per share – diluted	(0.72)	0.58

Non-GAAP net (loss) income per share – diluted	(0.07)	0.85

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.4 million and $0.3 million in the six month periods ended August 31, 2009 and 2008, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

(b)	To eliminate accelerated depreciation charges taken prior to and in anticipation of the transfer of certain test center assets to a new supplier in Asia.